UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

GUIDED THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22179	58-2029543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5835 Peachtree Corners East, Suite B Peachtree Corners, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2026, Guided Therapeutics, Inc. (the “Company”) completed the exchange (the “Warrant Exchange”) of certain outstanding warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

Pursuant to the Warrant Exchange, holders of the Company’s outstanding warrants issued in connection with the Company’s September 1, 2022 Private Offering (the “Eligible Warrants”) were permitted to exchange such Eligible Warrants for shares of Common Stock at an exchange ratio of 1 share of Common Stock for each Eligible Warrant share tendered and accepted.

The Warrant Exchange expired at 8:00 a.m., Eastern Time, on February 25, 2026 (the “Expiration Date”). As of the Expiration Date, an aggregate of 4,825,000 Eligible Warrant Shares, representing approximately 22.7% of the outstanding Eligible Warrants, had been validly tendered and not withdrawn. On February 25, 2026, the Company accepted all such tendered Eligible Warrants for exchange.  The Company received aggregate cash proceeds of $980,000 from the exercise of warrants in connection with the Warrant Exchange.

On March 2, 2026, the Company issued an aggregate of 4,825,000 shares of restricted Common Stock in exchange for the tendered Eligible Warrants. Upon issuance of the shares of Common Stock, all Eligible Warrants accepted in the Warrant Exchange were cancelled.

The Warrant Exchange was conducted pursuant to the terms and subject to the conditions set forth in the Company’s Offer to Exchange, dated February 11, 2026, in which eligible warrants originally priced at $0.65 could be exercised at $0.25 cents and eligible warrants originally priced at $0.50 could be exercised at $0.20 so long as the eligible warrants were exercised by the expiration date of February 25, 2026 and the holder exercised all of either their $0.65 or $0.50 warrants.  For warrant holders that participated in the Warrant Exchange pursuant to the terms of the Warrant Exchange, the expiration date of their remaining unexercised Eligible Warrants was extended by one year from the original expiration date of the warrants.

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Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Warrant Exchange described in Item 1.01 above, on March 2, 2026, the Company issued an aggregate of 4,825,000 shares of Common Stock to holders of Eligible Warrants.

The shares of Common Stock were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The Company did not pay any commission or other remuneration to any person for soliciting the exchange of Eligible Warrants.

Item 8.01 Other Events.

Following the completion of the Warrant Exchange, 16,398,080 Eligible Warrants remain outstanding.  Of these remaining warrants, 11,973,080 expire between September 1 and October 18, 2026 and 4,425,000 expire between September 1 and October 18, 2027.

As a result of the issuance of shares of Common Stock in the Warrant Exchange, the number of shares of Common Stock outstanding increased from 86,691,976 shares to 91,516,976 shares issued and outstanding as of March 2, 2026.

Item 9.01 Financial Statements and Exhibits.

None

Exhibit No.	Description
None
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

By:	/s/ Mark L. Faupel
Name:	Mark L. Faupel
Title:	Chief Executive Officer

Date: March 9, 2026

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